                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 15, 1999



                                7TH LEVEL, INC.
            (Exact name of registrant as specified in itsc charter)



==============================================================================

          Delaware                        0-24936               75-2480669
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
       incorporation)                                          Identification
                                                                   Number)
==============================================================================



               1201 Richardson Drive, Suite 277
               Richardson, Texas                            75080
               (Address of principal executive offices)   (Zip Code)




      Registrant's telephone number, including area code:  (972) 498-8100

                                  Not Applicable
        (Former name or former address, if changed since last report.)

Item 4.  Changes in Registrant's Accountant.
         ----------------------------------

     As of January 15, 1999, the Registrant retained the services of Arthur Andersen LLP as their principal accountant to audit the Registrant's financial statements. The Registrant dismissed KPMG LLP as their principal accountant. The decision to change accountants was recommended by the Board.

     KPMG LLP's report on the consolidated financial statements of the Registrant and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 contained a separate paragraph stating that "the Company has suffered recurring losses since inception and does not currently have sufficient resources to meet its anticipated operating requirements during 1998, which conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of these uncertainties."

     On April 20, 1998, the Registrant received commitments for an aggregate $10 million financing ($4.5 million principal amount of senior secured promissory notes and $5.5 million liquidation preference of non-convertible preferred stock). The terms of the financing provided that upon stockholder approval the non-convertible preferred stock would be automatically exchanged into convertible preferred stock and the holders of the senior secured promissory notes would have the option of exchanging their notes into convertible preferred stock. On July 13, 1998, an aggregate of $10 million liquidation preference of the Registrant's Series B Convertible Preferred Stock was issued to the holders of the senior secured promissory notes and non-convertible preferred stock. Between April 20, 1998 and July 13, 1998, the market price of the Registrant's common stock increased such that the conversion price of the Series B Convertible Preferred Stock was greater than the market price of the Common Stock on April 20, 1998 but less than the market price of the common stock on July 13, 1998. Due to the beneficial conversion feature of the Series B Convertible Preferred Stock, the Registrant was required to increase the loss attributable to common stockholders for the quarter ended September 30, 1998. The one-time occurrence was accounted for similar to a non-cash dividend and had no effect on the Company's net loss or aggregate stockholders' equity.

     KPMG LLP informed the Registrant about the accounting treatment of the beneficial conversion feature. Management then requested KPMG LLP to look into alternative accounting treatments. Management believes that its inquiries and discussions regarding this matter did not constitute a disagreement. However, KPMG LLP has informed the Registrant that in view of all the circumstances surrounding the discussions about this issue this matter constitutes a disagreement as contemplated by Item 4 of Form 8-K and Item 304(a)(1) of Regulation S-K. Upon KPMG LLP informing the Registrant that in KPMG's opinion there was no alternative accounting treatment, the Registrant followed the advice of KPMG LLP and accounted for the Series B Convertible Preferred Stock as described above to the satisfaction of KPMG LLP.

     The Registrant has authorized KPMG LLP to respond fully to the inquiries of Arthur Andersen LLP concerning the subject matter of the beneficial conversion feature.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (c)  Exhibits.
          --------

     16.1  KPMG LLP letter re change in certifying accountant.

                                 SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         7TH LEVEL, INC.



                         By:  /s/ RICHARD S. MERRICK
                            ----------------------------------------
                            Richard S. Merrick
                            Chief Executive Officer


Date: January 22, 1999

                               INDEX TO EXHIBITS


Exhibit No.
-----------


------------------------------------------------------------------------------
   16.1    KPMG LLP letter re change in certifying accountant.
------------------------------------------------------------------------------